Exhibit 99.1

Contact:
David W. Froesel, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
(502) 627-7950

PHARMERICA REPORTS SECOND QUARTER 2015 RESULTS

Solid Year Over Year Improvement in Revenue and Adjusted EBITDA

Industry Leading Generic Dispensing Rate Increases To Record 86%

Reaffirms Annual 2015 Guidance

LOUISVILLE, Kentucky (August 7, 2015) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the second quarter ended June 30, 2015.

	2Q’15 Results	Comparison to 2Q’14	Comparison to 1Q’15
Revenue	$497.5 million	Increase of 10.9%	Decrease of 2.8%
Adjusted EBITDA	$33.2 million	Increase of 8.5%	Decrease of 11.2%
Adjusted diluted earnings per share	$0.37	Decrease of 7.5%	Decrease of 22.9%
Gross profit	$81.2 million	Decrease of 0.9%	Decrease of 8.4%
Selling, general and administrative	$55.4 million	Improvement of 4.3%	Improvement of 6.1%
Generic drug dispensing rate	86.0%	Increase of 100 basis points	Increase of 70 basis points

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “PharMerica’s second quarter and first half 2015 results exceeded expectations and reinforces our view that we are on track to achieve our 2015 financial objectives.

“On a year-over-year basis, we achieved double-digit revenue growth, high single digit growth in Adjusted EBITDA and a new record generic dispensing rate of 86%.  We expect that the generic drug dispensing rate will continue to increase in 2015 and 2016, driven in part by Abilify and Namenda; two important drugs in the institutional pharmacy market that recently went generic.

“As we improved the quality of the Company’s client mix and switched drug wholesalers earlier in 2015, we recorded an expected decrease in gross profit.  However, our continued focus on controlling operating costs resulted in a 180 basis point year-over-year improvement in SG&A, and a 40 basis point sequential improvement.

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PMC Reports Results for the Second Quarter 2015

August 7, 2015

“The specialty pharmacy businesses also achieved another quarter of year-over-year and sequential double–digit revenue growth.  In 2014 we set a goal of achieving specialty revenues of at least $400 million in 2016.  Based on our year-to-date performance and expectations for the second half of 2015, we continue to be very confident we will exceed this goal in 2016. In fact, there is a good chance we will see specialty revenues of $400 million this year.

Mr. Weishar concluded, “PharMerica’s strong, scalable national platform is built to support continued growth.  In the second half of 2015 we will stay focused on driving organic growth, diversifying the revenue base through prudent acquisitions and building scale.  We are confident this strategy enables PharMerica to continue creating value for our shareholders, clients and patients.”

Full Year 2015 Financial Guidance

PharMerica reaffirms its full year 2015 guidance metrics:

•	Revenue in the range of $1.950 billion to $2.050 billion;
•	Adjusted diluted earnings per share in the range of $1.55 to $1.65; and
•	Adjusted EBITDA in the range of $137 million to $142 million.

The Company notes that its 2015 guidance does not include the effect of any future 2015 acquisitions.

Second Quarter 2015 Results

The results for the second quarter 2015 are set forth below:

➢	Key Comparisons of Second Quarters Ended June 30, 2015 and 2014:

●
Revenues for the second quarter of 2015 were $497.5 million compared with $448.6 million for the second quarter of 2014, an increase of 10.9%. The increase in revenues was driven by recent acquisitions, growth in the Company’s specialty pharmacy businesses, and branded drug inflation.

●
Gross profit for the second quarter of 2015 was $81.2 million compared with $81.9 million in the second quarter of 2014, a decrease of 0.9%. The decrease in gross profit was driven by higher drug costs under the Company’s prime vendor agreement and an improvement in the Company’s client mix.

●
Selling, general and administrative expenses were $55.4 million or 11.1% of revenues for the three months ended June 30, 2015 compared to $57.9 million or 12.9% of revenues for the three months ended June 30, 2014. The decrease of $2.5 million was due to cost improvements.

●	Adjusted EBITDA for the second quarter of 2015 was $33.2 million compared with $30.6 million in the second quarter of 2014, an increase of 8.5%.

●
Net income for the second quarter of 2015 was $2.3 million, or $0.07 diluted earnings per share, compared to a net loss of $9.7 million or $0.32 diluted loss per share, for the same period in 2014. Net income in the second quarter of 2015 and 2014 was adversely impacted by $6.9 million and $26.6 million of pre-tax charges for settlement and litigation matters, respectively.  Adjusted diluted earnings per share was $0.37 in the second quarter of 2015 compared to $0.40 in the second quarter of 2014.

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PMC Reports Results for the Second Quarter 2015

August 7, 2015

●	Cash flows used in operating activities for the second quarter of 2015 were $22.2 million compared with $26.5 million in the second quarter of 2014.

➢	Key Comparisons of the Six Months Ended June 30, 2015 and 2014:

●
Revenues for the six months ended June 30, 2015 were $1,009.0 million compared with $900.8 million for the six months ended June 30, 2014, an increase of 12.0%. The increase was driven by recent acquisitions, growth in the Company’s specialty pharmacy businesses and branded drug inflation.

●
Gross profit for the six months ended June 30, 2015 was $169.8 million compared with $161.9 million for the six months ended June 30, 2014, an increase of 4.9%. The increase in gross profit was driven by recent acquisitions, growth in the Company’s specialty pharmacy businesses and branded drug inflation; this was partially offset by the higher drug costs under the Company’s prime vendor agreement signed in March 2015.

●
Selling, general and administrative expenses were $114.4 million or 11.3% of revenues for the six months ended June 30, 2015 compared to $115.1 million or 12.8% of revenues for the six months ended June 30, 2014. The decrease of $0.7 million is due to cost improvements.

●	Adjusted EBITDA for the six months ended 2015 was $70.6 million compared with $60.3 million for the six months ended June 30, 2014, an increase of 17.1%.

●
Net income for the six months ended June 30, 2015 was $11.9 million, or $0.38 diluted earnings per share, compared to a net loss of $4.9 million, or $0.16 diluted loss per share, for the same period in 2014. Net income for the six months ended June 30, 2015 and June 30, 2014 was adversely impacted by $9.2 and $27.8 million of pre-tax charges for settlement and litigation matters, respectively.  Adjusted diluted earnings per share was $0.85 for the six months ended June 30, 2015 compared to $0.77 for the six months ended June 30, 2014.

●
Cash flows provided by operating activities for the six months ended June 30, 2015 were $22.1 million compared with cash flows used in operating activities of $22.1 million for the six months ended June 30, 2014. The increase in cash from operating activities was due primarily to the $48.8 million in AmerisourceBergen Drug Corporation drug purchase payments withheld, the Corporation’s inventory purchasing strategy and an increase in net income, which were partially offset by an increase in AmerisourceBergen Drug Corporation rebates receivable.

➢	Additional Sequential Quarterly Comparisons:

●	The Company’s generic dispensing rate increased 70 basis points from the prior quarter to 86.0%.

●
On a sequential basis, prescriptions dispensed in the institutional pharmacy business declined 6.8%. The decline was primarily associated with planned terminations of clients to improve the Company’s profitability.

●	The 8.4% decrease in gross profit in the second quarter compared to the first quarter was primarily the result of higher drug costs under the Corporation’s prime vendor agreement.

Conference Call

Management will hold an online webcast of its second quarter 2015 earnings conference call on Friday, August 7, 2015 at 10:00 a.m. Eastern Time. A 30-day online replay will be available at 2:00 p.m. ET following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

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PMC Reports Results for the Second Quarter 2015

August 7, 2015

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets.
PharMerica operates 96 institutional pharmacies, 15 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations and future potential acquisitions, the strength of the Company’s financial and operational performance during 2015, 2016 and beyond, the expected revenues from the specialty infusion and oncology businesses, including $400 million in specialty revenue by 2016, the Company’s ability to identify and consummate future acquisitions, the Company’s acquisition goal of $100 million in annualized revenues, the Company’s focus on competing aggressively for market share, the Company’s expectation that the generic drugs dispensing rate will continue to increase in 2015 and 2016, the Company’s ability to deliver outstanding value to its shareholders, clients and patients, the Company’s continued pursuit of its strategic and operational initiatives including those focused on client retention, driving organic growth, diversifying the revenue base, disciplined acquisitions, building scale and operating margins, the Company’s expectation to deliver improved financial results in 2015 and beyond and the Company’s ability to achieve organic growth and topline revenue growth. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen Drug Corporation under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Second Quarter 2015

August 7, 2015

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2015		2014		2015
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$448.6	100.0%	$497.5	100.0%	$900.8	100.0%	$1,009.0	100.0%

Cost of goods sold	366.7	81.7	416.3	83.7	738.9	82.0	839.2	83.2

Gross profit	81.9	18.3	81.2	16.3	161.9	18.0	169.8	16.8

Selling, general and administrative expenses	57.9	12.9	55.4	11.1	115.1	12.8	114.4	11.3

Amortization expense	4.3	1.0	7.0	1.4	8.7	1.0	13.6	1.4

Merger, acquisition, integration costs and other charges	1.5	0.3	3.4	0.7	6.5	0.7	7.2	0.7

Settlement, litigation and other related charges	26.6	6.0	6.9	1.4	27.8	3.1	9.2	0.9

Restructuring and impairment charges	1.2	0.3	-	-	3.1	0.3	0.1	-

Hurricane Sandy disaster costs	0.1	-	-	-	0.1	-	-	-

Operating income (loss)	(9.7)	(2.2)	8.5	1.7	0.6	0.1	25.3	2.5

Interest expense, net	2.3	0.5	1.9	0.4	4.8	0.5	3.3	0.3

Income (loss) before income taxes	(12.0)	(2.7)	6.6	1.3	(4.2)	(0.4)	22.0	2.2

Provision (benefit) for income taxes	(2.3)	(0.5)	4.3	0.9	0.7	0.1	10.1	1.0

Net income (loss)	$(9.7)	(2.2)%	$2.3	0.4%	$(4.9)	(0.5)%	$11.9	1.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Earnings (loss) per common share:
Basic	$(0.32)	$0.08	$(0.16)	$0.39
Diluted	$(0.32)	$0.07	$(0.16)	$0.38

Shares used in computing earnings (loss) per common share:
Basic	30,004,950	30,388,902	29,879,683	30,287,638
Diluted	30,004,950	30,829,724	29,879,683	30,748,072

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PMC Reports Results for the Second Quarter 2015

August 7, 2015

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted) Dec. 31, 2014	June 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$33.3	$21.3
Accounts receivable, net	195.4	199.1
Inventory	135.6	135.2
Deferred tax assets, net	42.2	38.4
Income taxes receivable	-	8.7
Prepaids and other assets	90.3	47.5
	496.8	450.2

Equipment and leasehold improvements	196.4	204.3
Accumulated depreciation	(125.0)	(133.5)
	71.4	70.8

Goodwill	318.5	336.8
Intangible assets, net	177.6	172.2
Other	4.1	26.7
	$1,068.4	$1,056.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$96.0	$80.1
Salaries, wages and other compensation	35.1	32.2
Current portion of long-term debt	6.4	11.6
Income taxes payable	2.3	-
Other accrued liabilities	36.4	31.3
	176.2	155.2

Long-term debt	344.9	338.2
Other long-term liabilities	57.6	60.6
Deferred tax liabilities	11.6	10.6
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2014 and June 30, 2015	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 32,725,786 and 33,188,915 shares issued as of December 31, 2014 and June 30, 2015, respectively	0.3	0.3
Capital in excess of par value	394.1	400.1
Retained earnings	117.0	128.9
Treasury stock at cost, 2,617,305 and 2,761,719 shares at December 31, 2014 and June 30, 2015, respectively	(33.3)	(37.2)
	478.1	492.1
	$1,068.4	$1,056.7

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PMC Reports Results for the Second Quarter 2015

August 7, 2015

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Cash flows provided by (used in) operating activities:
Net income (loss)	$(9.7)	$2.3	$(4.9)	$11.9
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4.8	5.7	9.6	11.5
Amortization	4.3	7.0	8.7	13.6
Merger, acquisition, integration costs and other charges	-	-	2.5	-
Stock-based compensation and deferred compensation	1.8	1.7	3.9	3.7
Amortization of deferred financing fees	0.6	0.2	1.3	0.3
Deferred income taxes	(3.3)	0.2	0.7	2.5
(Gain) Loss on disposition of equipment	-	-	(0.1)	0.1
Gain on acquisition/ disposition	-	-	(0.3)	-
Other	-	0.1	0.1	0.1
Change in operating assets and liabilities:
Accounts receivable, net	(1.0)	0.1	12.1	(2.2)
Inventory	(34.0)	(12.6)	(31.2)	0.6
Prepaids and other assets	(9.0)	(7.4)	(11.1)	20.0
Accounts payable	1.3	(1.4)	(20.5)	(15.5)
Salaries, wages and other compensation	(3.2)	(0.6)	(7.9)	(3.0)
Other accrued and long-term liabilities	24.2	(8.2)	22.3	(10.4)
Change in income taxes payable (receivable)	(2.8)	(9.1)	(4.1)	(9.0)
Excess tax benefit from stock-based compensation	(0.5)	(0.2)	(3.2)	(2.1)
Net cash (used in) provided by operating activities	(26.5)	(22.2)	(22.1)	22.1

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.8)	(6.4)	(12.8)	(11.0)
Acquisitions, net of cash acquired	(6.9)	(0.1)	(17.6)	(20.6)
Cash proceeds from sale of assets	0.1	-	0.1	-
Cash proceeds from dispositions	-	-	0.4	0.1
Net cash used in investing activities	(13.6)	(6.5)	(29.9)	(31.5)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	(3.2)	-	(6.3)	-
Net activity of long-term revolving credit facility	41.1	24.0	43.9	(1.0)
Issuance of common stock	0.5	0.4	3.0	0.7
Purchase of treasury stock	(0.4)	0.5	(4.9)	(3.9)
Excess tax benefit from stock-based compensation	0.5	0.2	3.2	2.1
Repayments of capital lease obligations	-	(0.3)	-	(0.5)
Net cash (used in) provided by financing activities	38.5	24.8	38.9	(2.6)

Change in cash and cash equivalents	(1.6)	(3.9)	(13.1)	(12.0)
Cash and cash equivalents at beginning of period	12.7	25.2	24.2	33.3

Cash and cash equivalents at end of period	$11.1	$21.3	$11.1	$21.3

Supplemental information:
Cash paid for interest	$1.9	$0.9	$3.7	$3.0
Cash paid for taxes	$4.3	$12.3	$4.7	$17.0

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PMC Reports Results for the Second Quarter 2015

August 7, 2015

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

Pharmacy data:
Prescriptions dispensed (in thousands)	8,411	8,452	17,019	17,505
Revenue per prescription dispensed	$53.33	$58.86	$52.93	$57.64
Gross profit per prescription dispensed	$9.74	$9.61	$9.51	$9.70

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Net income (loss)	$(9.7)	$2.3	$(4.9)	$11.9
Add:
Interest expense, net	2.3	1.9	4.8	3.3
Merger, acquisition, integration costs and other charges	1.5	3.4	6.5	7.2
Settlement, litigation and other related charges	26.6	6.9	27.8	9.2
Restructuring and impairment charges	1.2	-	3.1	0.1
Hurricane Sandy disaster costs	0.1	-	0.1	-
Stock-based compensation and deferred compensation	1.8	1.7	3.9	3.7
Provision (benefit) for income taxes	(2.3)	4.3	0.7	10.1
Depreciation and amortization expense	9.1	12.7	18.3	25.1
Adjusted EBITDA	$30.6	$33.2	$60.3	$70.6
Adjusted EBITDA margin	6.8%	6.7%	6.7%	7.0%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

Diluted earnings (loss) per share	$(0.32)	$0.07	$(0.16)	$0.38
Add:
Diluted earnings (loss) per share impact of:
Merger, acquisition, integration costs and other charges	0.03	0.07	0.13	0.15
Settlement, litigation and other related charges	0.61	0.13	0.64	0.18
Restructuring and impairment charges	0.03	-	0.07	-
Stock-based compensation and deferred compensation	0.04	0.04	0.08	0.08
Impact of discrete items on tax provision	0.01	0.06	0.01	0.06
Adjusted diluted earnings per share	$0.40	$0.37	$0.77	$0.85

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PMC Reports Results for the Second Quarter 2015

August 7, 2015

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Adjusted EBITDA	$30.6	$33.2	$60.3	$70.6
Interest expense, net	(2.3)	(1.9)	(4.8)	(3.3)
Merger, acquisition, integration costs and other charges	(29.4)	(10.3)	(35.0)	(16.5)
Provision for bad debt	5.7	3.0	11.3	8.0
Amortization of deferred financing fees	0.6	0.2	1.3	0.3
Loss (gain) on disposition of equipment	-	-	(0.1)	0.1
Gain on acquisition	-	-	(0.3)	-
Provision (benefit) for income taxes	2.3	(4.3)	(0.7)	(10.1)
Deferred income taxes	(3.3)	0.2	0.7	2.5
Changes in federal and state income tax payable (receivable)	(2.8)	(9.1)	(4.1)	(9.0)
Excess tax benefit from stock-based compensation	(0.5)	(0.2)	(3.2)	(2.1)
Changes in assets and liabilities	(27.4)	(33.1)	(47.6)	(18.5)
Other	-	0.1	0.1	0.1
Net cash flows provided by (used in) operating activities	$(26.5)	$(22.2)	$(22.1)	$22.1

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, loss on extinguishment of debt, Hurricane Sandy disaster costs, stock-based and deferred compensation, and the impact of discrete items on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, loss on extinguishment of debt, Hurricane Sandy disaster costs, stock-based and deferred compensation, and the impact of discrete items on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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